UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported): June 2, 2008

                             ORITANI FINANCIAL CORP.
                             -----------------------
               (Exact Name of Registrant as Specified in Charter)

     United States                     001-33223                 22-3617996
-------------------------         -----------------------     ---------------
(State or Other Jurisdiction)      (Commission File No.)      (I.R.S. Employer
      of Incorporation)                                      Identification No.)

370 Pascack Road, Township of Washington, New Jesey               07676
-------------------------------------------------------           -----
(Address of Principal Executive Offices)                        (Zip Code)


Registrant's telephone number, including area code:  (201) 664-5400
                                                     --------------

                                 Not Applicable
                                 --------------
          (Former name or former address, if changed since last report)



Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications  pursuant to Rule 425 under the Securities Act (17
     CFR 230.425)

[  ] Soliciting  material  pursuant to Rule 14a-12 under the Exchange Act (17
     CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))




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Item 8.01.  Other Events
            ------------

     On June 2, 2008, Oritani Financial Corp. (the "Company") announced that its Board of Directors authorized a stock repurchase program pursuant to which the Company intends to repurchase up to 1,297,668 shares, representing approximately 10.0% of its outstanding publicly-held shares. The timing of the repurchases will depend on certain factors, including but not limited to, market conditions and prices, the Company's liquidity requirements and alternative uses of capital. Any repurchased shares will be held as treasury stock and will be available for general corporate purposes. The Company anticipates conducting such repurchases in accordance with a Rule 10b5-1 trading plan. A press release announcing the stock repurchase program is attached as Exhibit 99.1.


Item 9.01.        Financial Statements and Exhibits.

(a)  Financial Statements of Businesses Acquired.        Not Applicable.

(b)  Pro Forma Financial Information.                    Not Applicable.

(c)  Shell Company Transactions.                         Not Applicable.

(d)  Exhibits.                                           99.1: Press release
                                                         dated June 2, 2008.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                       ORITANI FINANCIAL CORP.



DATE:  June 3, 2008                    By:/s/ Kevin J. Lynch
                                          -------------------------------------
                                          Kevin J. Lynch
                                          President and Chief Executive Officer